Exhibit 99.1

AMNEAL REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS
‒ Q1 2022 Net Revenue of $498 million; GAAP Net Loss of $2 million; Diluted Loss per Share of $(0.01) ‒
‒ Adjusted EBITDA (1) of $100 million includes $5 million of R&D milestone expense; Adjusted Diluted EPS (1) of $0.12 ‒
‒ Maintaining 2022 Full Year Outlook ‒

BRIDGEWATER, NJ, May 4, 2022 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its results today for the first quarter ended March 31, 2022.

“We are very pleased with our first quarter results and the progress we have made to advance our growth strategy. With recent U.S. FDA approvals for our first two biosimilars, as well as the closing of our Saol Baclofen acquisition, Amneal is expanding in high growth areas, including biosimilars and injectables, which we expect to drive meaningful growth going forward. These important milestones, as well as our continued focus on advancing R&D initiatives, are diversifying our business as we work to fulfill our mission of bringing innovative and affordable medicines to patients and creating value for shareholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the first quarter of 2022 was $498 million, an increase of 1% compared to $493 million in the first quarter of 2021. The increase was driven by solid broad-based performance in Generics, including new product launches, and the expansion of AvKARE’s distribution channel, partially offset by the loss of exclusivity of Zomig® Nasal Spray.

Net loss attributable to Amneal Pharmaceuticals, Inc. was $2 million in the first quarter of 2022 compared to a net income of $7 million in the first quarter of 2021. Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expenses from non-GAAP financial measures. In the first quarter of 2022 and 2021, R&D milestone expenses were $5 million and $11 million, respectively. Prior periods presented have been revised to reflect this change. Adjusted EBITDA(1) in the first quarter of 2022 was $100 million, a decrease of 13% compared to the first quarter of 2021, reflective of lower gross profit due to product mix and a tough comparison to the prior year. Adjusted diluted EPS(1) in the first quarter of 2022 was $0.12, compared to $0.17 in the first quarter of 2021.

(1)    See “Non-GAAP Financial Measures” below.
Maintaining Full Year 2022 Financial Outlook
Amneal is maintaining its previously provided guidance.

Full Year 2022 Financial Guidance
Net revenue	$2.15 billion - $2.25 billion
Adjusted EBITDA (1)	$540 million - $560 million
Adjusted diluted EPS (2)	$0.80 - $0.85
Operating cash flow (3)	$225 million - $250 million
Capital expenditures	$75 million - $85 million
Weighted average diluted shares outstanding (4)	Approximately 307 million
(1) Includes 100% of EBITDA from the AvKARE acquisition. Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expense from non-GAAP financial measures.
(2) Accounts for 35% non-controlling interest in AvKARE. Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expense from non-GAAP financial measures.
(3) Represents cash provided by operating activities. Guidance does not contemplate one time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Amneal’s 2022 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time on May 4, 2022 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 200-6205 (in the U.S.) or (929) 526-1599 (international callers). The access code for the call is 874223. A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (866) 813-9403 (in the U.S.) or +44 (204) 525-0658 (international callers). The access code for the replay is 097886.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated essential medicines company. We make healthy possible through the development, manufacturing, and distribution of generic and specialty pharmaceuticals, primarily within the United States. The Company has a diverse portfolio of over 250 products in its Generics segment and is expanding across a broad range of complex products and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceutical products focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods and any associated supply chain disruptions; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the impact of severe weather; the impact of the ongoing COVID-19 pandemic; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; the impact of global economic conditions, including any economic effects stemming from adverse geopolitical events, an economic downturn and inflation rates; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures

Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted research and development, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted earnings per share. Prior period adjusted results have been revised to reflect this change.

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted cost of goods sold, adjusted selling general and administrative expense, and adjusted research and development expense, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of class B Common Stock to shares of class A Common Stock under the if-converted method.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share, gross profit, gross margin, operating income, cost of goods sold, selling general and administrative expense, and research and development expense or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net revenue	$497,633	$493,105
Cost of goods sold	323,062	301,543
Gross profit	174,571	191,562
Selling, general and administrative	98,665	90,726
Research and development	52,798	48,182
Intellectual property legal development expenses	764	3,582
Acquisition, transaction-related and integration expenses	434	2,802
Credit related to legal matters, net	(2,326)	—
Restructuring and other charges	731	363
Change in fair value of contingent consideration	200	—
Operating income	23,305	45,907
Other (expense) income:
Interest expense, net	(33,335)	(33,885)
Foreign exchange (loss) gain, net	(2,013)	2,088
Other income, net	2,122	794
Total other expense, net	(33,226)	(31,003)
(Loss) income before income taxes	(9,921)	14,904
(Benefit from) provision for income taxes	(3,461)	359
Net (loss) income	(6,460)	14,545
Less: Net loss (income) attributable to non-controlling interests	4,742	(7,839)
Net (loss) income attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	$(1,718)	$6,706
Accretion of redeemable non-controlling interest	(438)	—
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(2,156)	$6,706

Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s class A common stockholders:
Basic	$(0.01)	$0.05
Diluted	$(0.01)	$0.04
Weighted-average common shares outstanding:
Basic	149,892	148,013
Diluted	149,892	151,220

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$210,477	$247,790
Restricted cash	6,068	8,949
Trade accounts receivable, net	538,309	662,583
Inventories	512,241	489,389
Prepaid expenses and other current assets	121,408	110,218
Related party receivables	1,175	1,179
Total current assets	1,389,678	1,520,108
Property, plant and equipment, net	500,911	514,158
Goodwill	602,893	593,017
Intangible assets, net	1,209,818	1,166,922
Operating lease right-of-use assets	37,675	39,899
Operating lease right-of-use assets - related party	19,846	20,471
Financing lease right-of-use assets	64,204	64,475
Other assets	63,943	20,614
Total assets	$3,888,968	$3,939,664
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$539,734	$583,345
Current portion of long-term debt, net	30,523	30,614
Current portion of operating lease liabilities	9,901	9,686
Current portion of operating and financing lease liabilities - related party	2,692	2,636
Current portion of financing lease liabilities	3,233	3,101
Related party payables - short term	15,960	47,861
Total current liabilities	602,043	677,243
Long-term debt, net	2,672,661	2,680,053
Note payable - related party	38,443	38,038
Operating lease liabilities	30,378	32,894
Operating lease liabilities - related party	18,093	18,783
Financing lease liabilities	60,286	60,251
Related party payables - long term	10,371	9,619
Other long-term liabilities	32,866	38,903
Total long-term liabilities	2,863,098	2,878,541
Redeemable non-controlling interests	16,420	16,907
Total stockholders' equity	407,407	366,973
Total liabilities and stockholders' equity	$3,888,968	$3,939,664

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(6,460)	$14,545
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	57,815	55,549
Unrealized foreign currency loss (gain)	3,140	(1,970)
Amortization of debt issuance costs and discount	2,195	2,183
Stock-based compensation	8,065	5,330
Inventory provision	3,578	16,021
Change in fair value of contingent consideration	200	—
Other operating charges and credits, net	1,155	1,431
Changes in assets and liabilities:
Trade accounts receivable, net	124,268	108,385
Inventories	(25,549)	(20,283)
Prepaid expenses, other current assets and other assets	(4,423)	602
Related party receivables	4	301
Accounts payable, accrued expenses and other liabilities	(48,777)	(37,226)
Related party payables	5,132	3,260
Net cash provided by operating activities	120,343	148,128
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,793)	(11,776)
Deposits for future acquisition of property, plant, and equipment	(1,888)	(917)
Acquisition of business	(84,714)	—
Net cash used in investing activities	(97,395)	(12,693)
Cash flows from financing activities:
Payments of principal on debt, financing leases and other	(9,796)	(23,630)
Proceeds from exercise of stock options	111	676
Employee payroll tax withholding on restricted stock unit vesting	(3,001)	(2,102)
Tax distributions to non-controlling interests	(3,164)	—
Acquisition of redeemable non-controlling interest	(1,722)	—
Payments of deferred consideration for acquisitions - related party	(43,998)	—
Payments of principal on financing lease - related party	—	(93)
Repayment of related party note	—	(1,000)
Net cash used in financing activities	(61,570)	(26,149)
Effect of foreign exchange rate on cash	(1,572)	(593)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(40,194)	108,693
Cash, cash equivalents, and restricted cash - beginning of period	256,739	347,121
Cash, cash equivalents, and restricted cash - end of period	$216,545	$455,814
Cash and cash equivalents - end of period	$210,477	$452,097
Restricted cash - end of period	6,068	3,717
Cash, cash equivalents, and restricted cash - end of period	$216,545	$455,814

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA (1)

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(6,460)	$14,545
Adjusted to add (deduct):
Interest expense, net	33,335	33,885
Income tax expense (benefit)	(3,461)	359
Depreciation and amortization	57,815	55,549
EBITDA (Non-GAAP)	$81,229	$104,338
Adjusted to add (deduct):
Stock-based compensation expense	8,065	5,330
Acquisition, site closure, and idle facility expenses (2)	5,589	5,792
Restructuring and other charges (3)	731	363
Inventory related charges	—	114
Credit related to legal matters, net (4)	(2,326)	—
Asset impairment charges	—	323
Foreign exchange loss (gain)	2,013	(2,088)
Regulatory approval milestone	5,000	—
Change in fair value of contingent consideration	200	—
Other	(641)	999
Adjusted EBITDA (Non-GAAP)	$99,860	$115,171

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share (1)

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(6,460)	$14,545
Adjusted to add (deduct):
Non-cash interest	1,982	1,972
GAAP Income tax (benefit) expense	(3,461)	359
Amortization	39,152	39,514
Stock-based compensation expense	8,065	5,330
Acquisition, site closure expenses, and idle facility expenses (2)	5,589	5,792
Restructuring and other charges (3)	731	363
Inventory related charges	—	114
Credit related to legal matters, net (4)	(2,326)	—
Asset impairment charges	—	323
Regulatory approval milestone	5,000	—
Change in fair value of contingent consideration	200	—
Other	(500)	999
Income tax (5)	(10,185)	(15,053)
Net income attributable to non-controlling interests not associated with our class B common stock	(2,199)	(1,796)
Adjusted net income (Non-GAAP)	$35,588	$52,462
Weighted average diluted shares outstanding (Non-GAAP) (6)	304,630	303,337
Adjusted diluted earnings per share (Non-GAAP)	$0.12	$0.17

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Explanations for Reconciliations of Net (Loss) Income to EBITDA and Adjusted EBITDA and
Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

(1)	Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted research and development, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted earnings per share. Prior period adjusted results have been revised to reflect this change.

(2)
Acquisition, site closure, and idle facility expenses for the three months ended March 31, 2022 primarily included (i) transaction and integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited; (ii.) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd.; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure and idle facility expenses for the three months ended March 31, 2021 primarily included (i) transaction costs associated with the acquisition of Kashiv Specialty Pharmaceuticals, LLC, which closed on April 2, 2021; (ii) integration costs associated with the acquisition of AvKARE; and (iii) site closure expenses associated with the planned cessation of manufacturing at our Hauppauge, NY facility.

(3)
For the three months ended March 31, 2022 and 2021, restructuring and other charges primarily consisted of cash severance charges associated with the cost of benefits for former senior executives and management employees.

(4)
For the three months ended March 31, 2022, we recorded a net credit of $2.3 million consisting of an insurance recovery of $4 million, partially offset by charges for legal proceedings (none for the three months ended March 31, 2021).

(5)	The non-GAAP effective tax rates for the three months ended March 31, 2022 and 2021 were 22.3% and 21.0%, respectively.

(6)	Weighted average diluted shares outstanding consisted of class A common stock and class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$317,747	$—	$317,747	$312,508	$—	$312,508
Cost of goods sold (2)	199,030	(15,091)	183,939	185,298	(12,019)	173,279
Gross profit	118,717	15,091	133,808	127,210	12,019	139,229
Gross margin %	37.4%		42.1%	40.7%		44.6%

Selling, general and administrative (3)	27,593	(6,250)	21,343	18,762	(824)	17,938
Research and development (4)	43,221	(1,159)	42,062	36,117	(1,002)	35,115
Charges related to legal matters, net (5)	1,674	(1,674)	—	—	—	—
Intellectual property legal development expenses	772	—	772	3,582	—	3,582
Restructuring and other charges	206	(206)	—	80	(80)	—
Operating income	$45,251	$24,380	$69,631	$68,669	$13,925	$82,594

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended March 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($1.5 million and $0.6 million), amortization expense ($9.3 million and $8.0 million), site closure and idle facility expenses ($4.6 million and $2.5 million), inventory related charges (none and $0.1 million), asset impairment charges (none and $0.3 million), and other ($(0.3) million and $0.5 million).

(3)
Adjustments for the three months ended March 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($0.7 million and $0.3 million), a regulatory approval milestone ($5.0 million and none) and site closure costs ($0.6 million and $0.5 million).

(4)
Adjustments for the three months ended March 31, 2022 and 2021, respectively, were comprised of stock-based compensation expense ($1.2 million and $0.8 million) and other (none and $0.2 million). Non-GAAP adjusted research and development for the three months ended March 31, 2021, as previously reported, has been revised to include $3.4 million of research and development milestone expenses previously excluded.

(5)	Adjustments for the three months ended March 31, 2022 were related to charges for legal proceedings.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited; In thousands)

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$85,086	$—	$85,086	$95,931	$—	$95,931
Cost of goods sold (1)	43,853	(26,653)	17,200	48,198	(27,493)	20,705
Gross profit	41,233	26,653	67,886	47,733	27,493	75,226
Gross margin %	48.5%		79.8%	49.8%		78.4%

Selling, general and administrative (2)	24,400	(613)	23,787	19,881	(591)	19,290
Research and development (3)	9,577	(326)	9,251	12,065	(180)	11,885
Change in fair value of contingent consideration (4)	200	(200)	—	—	—	—
Intellectual property legal development credit	(8)	—	(8)	—	—	—
Operating income	$7,064	$27,792	$34,856	$15,787	$28,264	$44,051

(1)	Adjustments for the three months ended March 31, 2022 and 2021 were comprised of amortization expense.

(2)	Adjustments for the three months ended March 31, 2022 and 2021 were comprised of stock-based compensation expense.

(3)
Adjustments for the three months ended March 31, 2022 and 2021 were comprised of stock-based compensation expense. Non-GAAP adjusted research and development for the three months ended March 31, 2021, as previously reported, has been revised to include $7.4 million of research and development milestone expenses previously excluded.

(4)	Contingent consideration was recorded in connection with the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(Unaudited; In thousands)

	Three Months Ended March 31, 2022			Three Months Ended March 31, 2021
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$94,800	$—	$94,800	$84,666	$—	$84,666
Cost of goods sold	80,179	—	80,179	68,047	—	68,047
Gross profit	14,621	—	14,621	16,619	—	16,619
Gross margin %	15.4%		15.4%	19.6%		19.6%

Selling, general and administrative (2)	13,410	(4,526)	8,884	13,704	(6,184)	7,520
Acquisition, transaction-related and integration expenses (3)	—	—	—	931	$(931)	—
Operating income (loss)	$1,211	$4,526	$5,737	$1,984	$7,115	$9,099

(1)	Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.

(2)	Adjustments for the three months ended March 31, 2022 and 2021, respectively, were comprised of amortization expense ($4.9 million and $6.2 million) and other ($(0.4) million and none).

(3)	Adjustments for the three months ended March 31, 2021 were comprised of finance integration expenses.

Amneal Pharmaceuticals, Inc.
Reconciliation of Previously Reported GAAP and Non-GAAP Results to Revised Non-GAAP Results for Prior Periods
(Unaudited; In thousands, except per share amounts)

	Three months ended				Year ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2021	Dec. 31, 2020
Net (loss) income	$(20,459)	$(6,092)	$32,176	$14,545	$20,170	$68,578
Adjusted to add (deduct):
Interest expense, net	33,957	34,400	34,083	33,885	136,325	145,998
Income tax expense (benefit)	4,140	4,049	2,648	359	11,196	(104,358)
Depreciation and amortization	61,183	60,186	56,487	55,549	233,406	235,387
EBITDA (Non-GAAP)	$78,821	$92,543	$125,394	$104,338	$401,097	$345,605
Adjusted to add (deduct):
Stock-based compensation expense	7,742	7,708	7,632	5,330	28,412	20,750
Acquisition, site closure, and idle facility expenses	6,027	2,220	5,964	5,792	20,003	23,384
Restructuring and other charges	—	425	—	363	788	2,398
Inventory related charges	16	44	87	114	261	6,574
Charges related to legal matters, net	6,000	19,000	—	—	25,000	5,610
Asset impairment charges	22,353	688	741	323	24,105	43,629
Foreign exchange loss (gain)	170	29	2,244	(2,088)	355	(16,350)
Gain on sale of international businesses, net	—	—	—	—	—	(123)
Research and development milestones	4,566	2,496	7,847	10,886	25,795	22,771
Change in fair value of contingent consideration	(100)	300	—	—	200	—
Property losses and associated expenses, net	(2,818)	8,186	—	—	5,368	—
Other	3,592	1,282	807	999	6,680	1,926
Adjusted EBITDA (Non-GAAP), as previously reported	$126,369	$134,921	$150,716	$126,057	$538,064	$456,174
Research and development milestones (1)	(4,566)	(2,496)	(7,847)	(10,886)	(25,795)	(22,771)
Adjusted EBITDA (Non-GAAP), as revised	$121,803	$132,425	$142,869	$115,171	$512,269	$433,403

(1)
Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted research and development, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted earnings per share. Prior period results have been revised to reflect this change.

Amneal Pharmaceuticals, Inc.
Reconciliation of Previously Reported GAAP and Non-GAAP Results to Revised Non-GAAP Results for Prior Periods
(Unaudited; In thousands, except per share amounts)

	Three months ended				Year ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2021	Dec. 31, 2020
Net (loss) income	$(20,459)	$(6,092)	$32,176	$14,545	$20,170	$68,578
Adjusted to add (deduct):
Non-cash interest	2,123	2,183	2,077	1,972	8,355	7,900
GAAP Income tax expense (benefit)	4,140	4,049	2,648	359	11,196	(104,358)
Amortization	41,543	41,651	41,361	39,514	164,069	163,842
Stock-based compensation expense	7,742	7,708	7,632	5,330	28,412	20,750
Acquisition, site closure, and idle facility expenses	6,027	2,220	5,964	5,792	20,003	23,384
Restructuring and other charges	—	425	—	363	788	2,398
Inventory related charges	16	44	87	114	261	6,574
Charges related to legal matters, net	6,000	19,000	—	—	25,000	5,610
Asset impairment charges	22,353	688	741	323	24,105	43,629
Foreign exchange gain	—	—	—	—	—	(16,350)
Gain on sale of international businesses, net	—	—	—	—	—	(123)
Research and development milestones	4,566	2,496	7,847	10,886	25,795	22,771
Change in fair value of contingent consideration	(100)	300	—	—	200	—
Property losses and associated expenses, net	(2,818)	8,186	—	—	5,368	—
Other	3,592	1,282	807	999	6,680	1,926
Income tax	(19,313)	(17,346)	(21,779)	(17,339)	(75,777)	(54,271)
Net income attributable to non-controlling interests not associated with our Class B common stock	(1,191)	(1,541)	(2,054)	(1,796)	(6,582)	(1,240)
Adjusted net income (Non-GAAP), as previously reported	$54,221	$65,253	$77,507	$61,062	$258,043	$191,020
Research and development milestones (1)	(4,566)	(2,496)	(7,847)	(10,886)	(25,795)	(22,771)
Income tax impact of revision	1,120	525	1,647	2,286	5,578	4,640
Adjusted net income (Non-GAAP), as revised	$50,775	$63,282	$71,307	$52,462	$237,826	$172,889

Weighted average diluted shares outstanding (Non-GAAP) (2)	304,429	303,861	304,103	303,337	303,937	301,030

Adjusted diluted EPS (Non-GAAP), as previously reported	$0.18	$0.21	$0.25	$0.20	$0.85	$0.63
Adjusted diluted EPS (Non-GAAP), as revised	$0.17	$0.21	$0.23	$0.17	$0.78	$0.57

(1)
Beginning in the first quarter of 2022, we will no longer exclude research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted research and development, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted earnings per share. Prior period results have been revised to reflect this change.

(2)	Weighted average diluted shares outstanding consisted of class A common stock and class B common stock under the if-converted method.